Third Avenue Trust N-CSR

EXHIBIT (b)

Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940

The undersigned officer of Third Avenue Trust (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended April 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2017

/s/ W. James Hall

Name: W. James Hall

Title: Principal Executive Officer

/s/ Vincent J. Dugan

Name: Vincent J. Dugan

Title: Principal Financial Officer